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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     Of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 20, 2007


                            BUFFALO WILD WINGS, INC.
             (Exact name of registrant as specified in its charter)



                                   Minnesota
                 (State or Other Jurisdiction of Incorporation)


              000-24743                                  31-1455913
      (Commission File Number)                         (IRS Employer
                                                    Identification No.)

                       5500 Wayzata Boulevard, Suite 1600
                          Minneapolis, Minnesota 55416
               (Address of Principal Executive Offices) (Zip Code)

                                 (952) 593-9943
              (Registrant's telephone number, including area code)

                                Not Applicable
         (Former Name or Former Address, if changed since last report)

Item 8.01       Other Events.

On December 20, 2007, Buffalo Wild Wings, Inc. (together with its affiliates, the "Company") announced that it has agreed to acquire certain leases and other assets of up to eight "Don Pablo's Mexican Restaurant" locations from Avado Brands, Inc., a Delaware corporation, Don Pablo's Operating Corp., an Ohio corporation, and Don Pablo's of Texas, LP, a Texas limited partnership (collectively, the "Sellers"). The Company agreed to pay, in the aggregate, approximately $1,200,000 in cash for the lease rights and other assets.


The Sellers and related entities filed a Chapter 11 bankruptcy petition in the United States Bankruptcy Court for the District of Delaware (the "Court") on September 5, 2007, and the purchase and sale of these assets will be subject to both bankruptcy court approval and satisfactory completion of due diligence before January 31, 2008. It is anticipated that the transaction would close sometime during the first quarter of 2008.

A copy of the press release describing these events is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.      Financial Statements and Exhibits.

            (a) Financial statements: None.

            (b) Pro forma financial information: None.

            (c) Shell company transactions: None.

            (c) Exhibits:

                99.1  Press Release dated December 20, 2007

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 21, 2007

                                    BUFFALO WILD WINGS, INC.


                                    By /s/ Mary J. Twinem
                                       -----------------------------------------
                                       Mary J. Twinem, Executive Vice
                                       President and Chief Financial officer

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            BUFFALO WILD WINGS, INC.
                            EXHIBIT INDEX TO FORM 8-K



Date of Report:                                           Commission File No.:
December 20, 2007                                                    000-24743

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                            BUFFALO WILD WINGS, INC.

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EXHIBIT NO.       ITEM

   99.1           Press Release dated December 20, 2007